SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2017

Precious Investments, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55711	90-0338080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2480 Stanfield Road Mississauga, ON	L4Y 1R6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 631-676-7230

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

EXPLANATORY NOTE

The Company is filing this Amendment No. 1 to its Current Report on Form 8-K to correct Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers, as set forth in the original Form 8-K filing. As explanation, Ronald Shapss was listed and included as Chairman and Chief Executive Officer of Precious Investments, Inc., (the “Company”) effective November 16, 2017. However, Mr. Shapss did not accept such position in writing at the time and has never accepted said position in writing and has subsequently disclaimed his provisional acceptance. He has never participated in any Company actions, discussions or meetings since November 16, 2017.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

The Merger

On November 16, 2017, we entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with American Freight Xchange, Inc., a privately held New York corporation (“American Freight”), and Shipzooka Acquisition Corp. (“Shipzooka Sub”), our newly formed wholly-owned Nevada subsidiary. In connection with the closing of this merger transaction, Shipzooka Sub merged with and into American Freight (the “Merger”) on December 5, 2017, with the filing of Articles of Merger with the Nevada Secretary of State and Certificate of Merger with the New York Division of Corporations.

In addition, pursuant to the terms and conditions of the Merger Agreement:

▪	All shares of American Freight common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 1,000,000 shares of our Series C Preferred Stock.

▪	For a period of 12 months from the Closing Date of the Merger, we agreed that no new convertible instruments will be issued that would cause outstanding shares to be issued below a $20 million market cap. In addition, for the same period of time, we are permitted to issue up to and no more than 145 million shares of common stock or convertible securities that convert up to and no more than 145 million shares of common stock. Moreover, any such issuance can only be made to acquire another business entity and for no other reason. However, if we receive permission from the majority of the minority shareholders, then this restriction may be waived. In addition, the number of shares of common stock that we can issue depends on the number of shares exercised from outstanding warrants, as follows:

o	If 75%-100% of the warrants are exercised then we can issue up to 145 million shares of common stock.

o	If 50%-74% of the warrants are exercised then we can issue up to 133,750,000 shares of common stock.

o	If 25%-49% of the warrants are exercised then we can issue up to 122,500,000 shares of common stock.

o	If 0%-24% of the warrants are exercised then we can issue up to 111,250,000 shares of common stock.

▪	American Freight provided customary representations and warranties and closing conditions, including approval of the Merger by a unanimous vote of its board of directors and voting stockholders.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Spin-Out of Assets

At the same time as the Merger, we entered into an Agreement of Conveyance, Transfer and Assignment of Assets (the “Conveyance Agreement”) with our prior officer and director, Kashif Khan, along with shareholders Faeghen Niakab, and Parand Bioukzadeh and joint venture partner, Eddeb Management. Pursuant to the Conveyance Agreement, we transferred all assets and business operations associated with our colored diamond business and joint venture, Flawless Fund GP Inc., to the other parties to the agreement. In exchange, Mr. Khan, Mr. Niakab and Mr. Bioukzadeh agreed to cancel 16,000,000 shares in our company and to assume up to $100,000 in liabilities relating to our former business.

The foregoing description of the Conveyance Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Conveyance Agreement, which is filed as Exhibit 2.2 hereto and incorporated herein by reference.

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About American Freight Xchange, Inc.

We intend to carry on the business of American Freight, as our primary line of business. We have relocated our principal executive offices to 170 Traders Blvd East, Mississaugua, Ontario L4Z 1W7, and our telephone number is 905-501-7277

After the Merger, we intend to change our name to American Freight Xchange, Inc.

American Freight Xchange, Inc. is an integrated 3PO and logistics company. We are engaged in the business of the fulfillment of e-commerce transportation and logistics for third parties.

American Freight Xchange, Inc. manages the entire “logistics process”. Our freight management program obtains the most effective combination of rates, carriers, tracking and service points to pick up returned products from store and distribution center levels with centralized billing, auditing and claims capabilities.

American Freight Xchange, Inc., through our wholly owned subsidiary KRG Logistics, Inc. has the expertise to manage all the manufacturers and retailers shipping. Due to our strategic placement in the supply chain relative to the manufacturers and retailers or distributors position, we are best suited to offer these services. American Freight Xchange, Inc. customizes freight management and fulfillment programs that provide manufacturers and retailers with the most cost-effective services from the moment the shipment authorization is issued to the time the product is shipped and received.

Company is in development of an e-commerce freight exchange.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the completion of acquisition of assets is incorporated by reference into this Item 2.01.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Items 1.01 and 5.03 and of this Current Report on Form 8-K that relates to the unregistered sales of equity securities is incorporated by reference into this Item 3.02.

We issued six month warrants to purchase 13,815,645 shares of our common stock at an exercise price of $0.30 per share. The warrants have piggyback registration rights and we may call the warrants upon 20 calendar day’s written notice no sooner than 90 calendar days from the issuance date. In such a case, the warrant holder shall then have 10 business days following receipt of notice to exercise the warrants or they expire.

The issuance of the shares of Series C Preferred Stock and warrants to purchase common stock is exempt from registration in reliance upon Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K that relates to a change of control of the company is incorporated herein by reference.

As a result of the Merger Agreement and Conveyance Agreement, there has been a change in control of our company. James Zimbler, who was the shareholder of American Freight Xchange, Inc., acquired 1,000,000 shares of our Series C Preferred Stock, with super voting and conversion rights.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2017, Kashif Khan resigned from all officer positions and as a member of our Board of Directors. Mr. Khan’s departure with our company was not the result of any disagreements with us regarding operations, policies, accounting practices or otherwise.

Effective November 16, 2017, we have appointed, and James W. Zimbler as our Sole Director, Chief Executive Officer and President, COO.

Jim Zimbler 52

James W. Zimbler is a management consultant, through his company Emerging Growth Advisors, Inc., specializing in roll ups and turn-around work. Mr. Zimbler, is a founder of Eco Petroleum Solutions, Inc. He was worked with many public and private companies and has involved in consulting for capital raising, recapitalization and mergers and acquisitions for various clients since 2000.  He has served on the Board of Directors and/or as officer of several companies since 2000, including Accountabilities, Inc., Triton Petroleum Group, Inc., Universal Media, Inc., and Genio Holdings, Inc. Currently he is Vice President and a principle of Recommerce Group, Inc. which a reverse logistics and remanufacturing throughout the US and Canada operation. He is the founder of American Freight Xchange, Inc., formerly known as Shipzooka, Inc.

Aside from the foregoing, James W. Zimbler does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

There are no family relationships between Jim Zimbler and any of our directors or executive officers.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On November 8, 2017, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series C Preferred Stock, consisting of up to one million (1,000,000) shares, par value $0.001. Under the Certificate of Designation, holders of Series C Preferred Stock will be entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of seventy-two and one half (72.5) votes for each share held. The holders are further entitled to convert each share of their Series C Preferred Stock into seventy-two and one half (72.5) shares of our common stock.

The rights of the holders of Series C Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on November 8, 2017, attached hereto as Exhibit 3.1, and is incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

To the extent the financial statements and additional information required pursuant to Item 9.01(a) of Form 8-K are determined to be required to be filed, they will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(b)	Pro forma financial information.

To the extent the pro forma financial information required pursuant to Item 9.01(b) of Form 8-K is determined to be required to be filed, it will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description
2.1	Merger Agreement, dated November 16, 2017, previously filed
2.2	Conveyance Agreement, dated November 16, 2017, previously filed
3.1	Certificate of Designation, dated November 7, 2017, previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precious Investments, Inc.

/s/ James W. Zimbler

James W. Zimbler

Chief Executive Officer

Date: March 15, 2019

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